UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2009

CenturyTel, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyTel Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits.

CenturyTel, Inc. (“CenturyTel”) files with this Current Report on Form 8-K the unaudited consolidated financial statements of Embarq Corporation (“Embarq”), a wholly-owned subsidiary of CenturyTel, for the three and six month periods ended June 30, 2009 and June 30, 2008 and as of June 30, 2009 and December 31, 2008 and the unaudited pro forma combined condensed financial information of CenturyTel for the year ended December 31, 2008, the six months ended June 30, 2009 and as of June 30, 2009 reflecting CenturyTel’s acquisition of Embarq on July 1, 2009.

(a)           Financial statements of businesses acquired.

The consolidated financial statements of Embarq for the three and six month periods ended June 30, 2009 and June 30, 2008 and as of June 30, 2009 and December 31, 2008 are attached as Exhibit 99.1 to this Current Report on Form 8-K.

(b)           Pro forma financial information.

The unaudited pro forma combined condensed financial information of CenturyTel as of June 30, 2009 and for the year ended December 31, 2008 and the six months ended June 30, 2009 reflecting CenturyTel’s acquisition of Embarq on July 1, 2009 is attached as Exhibit 99.2 to this Current Report on Form 8-K.

(d)           Exhibits

See the Exhibit Index appearing at the end of this Current Report on Form 8-K for a list of the exhibits filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYTEL, INC.

By: /s/ Neil A. Sweasy
Neil A. Sweasy
Vice President and Controller
Dated: September 14, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	The following consolidated financial statements of Embarq:

a).	Consolidated Balance Sheets as of June 30, 2009 and December 31, 2008 (Unaudited)

b).	Consolidated Statements of Operations and Comprehensive Income for the Quarterly and Year to Date Periods Ended June 30, 2009 and 2008 (Unaudited)

c).	Consolidated Statements of Cash Flows for the Year to Date Periods Ended June 30, 2009 and 2008 (Unaudited)

d).	Consolidated Statement of Stockholders’ Equity for the Year to Date Period Ended June 30, 2009 (Unaudited)

e).	Condensed Notes to Consolidated Financial Statements (Unaudited)

99.2	Unaudited Pro Forma Combined Condensed Financial Information of CenturyTel as of June 30, 2009 and for the year ended December 31, 2008 and the six months ended June 30, 2009.